REGISTRATION NO. 333-


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                        71-1648137
  (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization                     Identification No.)

                 1390 Enclave Parkway, Houston, Texas 77077-2099
               (Address of Principal Executive Offices) (Zip Code)

                                SYSCO CORPORATION
                       1974 EMPLOYEES' STOCK PURCHASE PLAN
                            (Full title of the plan)

                         Thomas P. Kurz, General Counsel
                                Sysco Corporation
                              1390 Enclave Parkway
                            Houston, Texas 77077-2027
                     (Name and address of agent for service)


                                 (281) 584-1390
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Jonathan Golden, Esq.
                             Arnall Golden & Gregory
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30303-3450
                                 (404) 873-8700

                         CALCULATION OF REGISTRATION FEE


  Title of securities          Amount to be            Proposed maximum          Proposed maximum              Amount of
   to be registered             registered          offering price per unit   aggregate offering price     registration fee*

--------------------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00           5,000,000 Shares          $34.00                    $170,000,000                 $58,620.69
par value
--------------------------------------------------------------------------------------------------------------------------------

* Calculated pursuant to Rule 457(h), based upon the average of the high and low prices reported for the Common Stock on May 16, 1997.

                                     PART II

        ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The following documents are incorporated by reference in the Registration Statement:

        (a) The registrant's annual report on Form 10-K for the fiscal year ended June 29, 1996.

        (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 29, 1996.

        (c) The description of the registrant's Common Stock contained in the registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

        ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Certain legal matters will be passed upon for the Company by Arnall Golden & Gregory, LLP, Atlanta, Georgia. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden & Gregory, LLP), is a director of the registrant. As of the date hereof, attorneys with Arnall Golden & Gregory beneficially own an aggregate of 25,000 shares of the registrant's Common Stock.

        ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors and other persons for losses and expenses incurred under certain circumstances. The registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to the registrant's By-laws, the registrant maintains insurance on behalf of, and may indemnify, officers, directors, employees and agents of the registrant against any liability asserted against them or incurred by them in any such capacity, or arising out of their status as such.

        ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

        ITEM 8. EXHIBITS. The following Exhibits are furnished as part of this Registration Statement:

EXHIBIT NO.                                       EXHIBITS

  3(a) Restated Certificate of Incorporation of the Registrant, as amended (hereby incorporated herein by reference to Exhibit (3)(a) filed with Registrant's Form 10-K for the year ended June 29, 1991)

  3(b) Bylaws of the Registrant, as amended (hereby incorporated herein by reference to Exhibit
                               (3)(b) filed with Registrant's Form 10-K for the year ended July 2, 1994)

5* Opinion of Arnall Golden & Gregory, LLP regarding legality

15                             Letter re unaudited interim financial information

24(a)* Consent of Arnall Golden & Gregory, LLP (included as part of Exhibit 5 hereto)

24(b)*                         Consent of Arthur Andersen LLP


        * included with this filing


        ITEM 9.  UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i)    To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 of
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on May 14, 1997.


                                   SYSCO CORPORATION



                                   By:/s/ Bill M. Lindig
                                      ------------------------------------------
                                          Bill M. Lindig
                                          President and Chief Executive Officer

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John F. Woodhouse his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.


PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:


/s/  John F. Woodhouse                    Chairman of the Board
---------------------------------
     John F. Woodhouse



/s/  Bill M. Lindig                       President, Chief Executive Officer\
---------------------------------         and Director
     Bill M. Lindig                       (Principal Executive Officer)




/s/  John K. Stubblefield, Jr.            Senior Vice President and Chief
--------------------------------          Financial Officer (Principal Financial
     John K. Stubblefield, Jr.            and Accounting Officer)



                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

/s/  John W. Anderson                     Director
---------------------------------
     John W. Anderson



/s/ John F. Baugh                         Director
---------------------------------
    John F. Baugh



---------------------------------         Director
     Colin G. Campbell




 /s/ Charles H. Cotros                    Director
---------------------------------
     Charles H. Cotros



---------------------------------         Director
     Judith B. Craven




/s/ Frank A. Godchaux III                 Director
---------------------------------
    Frank A. Godchaux III



 /s/ Jonathan Golden                      Director
---------------------------------
     Jonathan Golden



/s/  Donald J. Keller                     Director
---------------------------------
     Donald J. Keller



/s/ Richard G. Merrill                    Director
---------------------------------
    Richard G. Merrill






                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

---------------------------------         Director
    Frank H. Richardson




/s/ Phyllis S. Sewell                     Director
---------------------------------
    Phyllis S. Sewell


/s/ Arthur J. Swenka                      Director
---------------------------------
    Arthur J. Swenka


---------------------------------         Director
    Thomas B. Walker, Jr.

                       EXHIBITS TO REGISTRATION STATEMENT

                                   ON FORM S-8

                                SYSCO CORPORATION

                                  EXHIBIT INDEX




Exhibit No.                                    Exhibit

3(a) Restated Certificate of Incorporation of the Registrant, as amended (hereby incorporated herein by reference to Exhibit (3)(a) filed with Registrant's Form 10-K for the year ended June 29, 1991)


3(b)                  Bylaws of the Registrant,  as amended (hereby incorporated
                      herein  by   reference   to  Exhibit   (3)(b)  filed  with
                      Registrant's Form 10-K for the year ended July 2, 1994)


 5                    Opinion of Arnall Golden & Gregory, LLP regarding legality

15                    Letter re unaudited interim financial information

24(a) Consent of Arnall Golden & Gregory, LLP (included as part of Exhibit 5)


24(b)                 Consent of Arthur Andersen LLP
